UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 19, 2006

ENIGMA SOFTWARE GROUP, INC.

(Exact Name of Small Business Issuer as Specified in Its Charter)

Delaware	33-08070-LA	20-2675930
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

2 Stamford Landing, Suite 100, Stamford, CT 06902
(Address of Principal Executive Offices)

Issuer’s telephone number, including area code - (888) 360-0646

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On June 19, 2006, Enigma Software Group, Inc., a Delaware corporation (the “Company”), entered into an agreement with its Landlord at 17 State Street, New York, NY, regarding the surrender of its demised premises and termination of its lease agreement as of June 14, 2006  (the “Agreement”).

Per the terms of the Agreement, as of June 14, 2006, Enigma surrendered the premises and was released from the terms of the Short Term Lease Agreement it had entered into on April 28, 2004. Enigma paid the landlord the sum of $20,000 and the landlord retained a security deposit of $83,147, in consideration of the landlord executing and delivering the Agreement to Enigma. As a result, Enigma is no longer obligated to pay the landlord fixed rent, which from March 1, 2006 to November 30, 2007 would have been approximately $348,600, nor any other rent or charge in connection with its lease of the premises. In addition, Enigma and the landlord mutually released each other from any and all claims, except to the extent Enigma does not surrender the premises and causes damage to the Landlord thereby or otherwise breaches any covenant or representation set forth in the Agreement.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ENIGMA SOFTWARE GROUP, INC.

Date: June 21, 2006	BY:	/s/ Richard M. Scarlata
Richard M. Scarlata
Chief Financial Officer